Exhibit 10.53

Written Description of Amendment to Terms of Employment of Steven A. Huntington

On October 24, 2007, the Board of Directors of Broadwind Energy, Inc. (the “Company”) approved an amendment to the terms of employment of Steve Huntington, the Company’s chief financial officer. Effective as of October 24, 2007, the amendment increases Mr. Huntington’s base salary from $130,000 per annum to $175,000 per annum. Mr. Huntington joined the Company in April 2007 and all other terms of his written employment agreement remained unchanged.